Lincoln Benefit Life Company
                                A Stock Company
                2940 South 84th Street, Lincoln, Nebraska 68506

Flexible Premium Deferred Variable Annuity Contract

This Contract is issued to the Owner in consideration of the initial purchase payment. Lincoln Benefit Life Company will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Contract owner(s). "We", "us" and "our" refer to Lincoln Benefit Life Company.

Contract Summary

This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, varies to reflect the performance of the Variable Account. For amounts in the Guaranteed Maturity Fixed Account, the withdrawal benefit, the settlement value, transfers to other sub-accounts and any periodic income payments may be subject to a Market Value Adjustment which may result in an upward or downward adjustment of the amount distributed. The Death Benefit may be subject to an upward Market Value Adjustment of the amount distributed.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Contract owner(s) and Lincoln Benefit Life Company.

Return Privilege

Upon written request we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may return it to us or our agent within 20 days after you receive it. We will refund any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account. (Where required by state law, we will refund any purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

If you have any questions about your Lincoln Benefit Life Company variable annuity, please contact Lincoln Benefit Life Company at (800) 525-9287.



 /s/ Carol S. Watson                                  /s/ B. Eugene Wraith

    Carol S. Watson                                       B. Eugene Wraith
       Secretary                                              President


                   Flexible Premium Deferred Variable Annuity

TABLE OF CONTENTS


ANNUITY DATA..............................................3

THE PERSONS INVOLVED......................................4

ACCUMULATION PHASE........................................5

PAYOUT PHASE.............................................15

INCOME PAYMENT TABLES....................................17

GENERAL PROVISIONS.......................................18

ANNUITY DATA

Contract Number:......................................................{SPECIMEN}

Owner:................................................................{John Doe}

Annuitant:............................................................{John Doe}
         Age At Issue:......................................................{35}
         Sex:.............................................................{Male}

Issue Date:......................................................{March 1, 2001}

Payout Start Date:...............................................{March 1, 2031}
         (The date annuity payments are anticipated to begin)

Initial Purchase Payment:...........................................{$10,000.00}
Tax Qualification:...............................................{Non-Qualified}

Initial Allocation of Purchase Payment:
                                                                       Allocated
                                                                      Amount (%)
Variable Account
        {Sub-account A}                                                   {10%}
        {Sub-account B}                                                   {10%}
        {Sub-account C}                                                   {10%}
        {Sub-account D}                                                   {10%}


                                                                                        Current              Rate
                                                               Allocated            Annualized               Guaranteed
                                                               Amount (%)           Interest Rate            Through
Guaranteed Maturity Fixed Account
        {1 Year Guarantee Period}                                {10%}                  {3.50%}          {03/01/2002}
        {3 Year Guarantee Period}                                {10%}                  {3.75%}          {03/01/2004}
        {5 Year Guarantee Period}                                {10%}                  {4.50%}          {03/01/2006}
        {7 Year Guarantee Period}                                {10%}                  {4.75%}          {03/01/2008}
        {10 Year Guarantee Period}                               {10%}                  {5.00%}          {03/01/2011}

Short Term Dollar Cost Averaging Fixed Account                    {5%}                  {5.00%}          {09/01/2001}

Extended Short Term Dollar Cost Averaging
Fixed Account                                                     {5%}                  {5.00%}          {03/01/2002}

Minimum Guaranteed Rate
        Short Term Dollar Cost Averaging Fixed Account.....................3.00%
        Extended Short Term Dollar Cost Averaging Fixed Account............3.00%



Primary Beneficiary             Relationship To Owner                 Percentage
-------------------             ---------------------                 ----------
{Jane Doe}                           {Spouse}                            {100%}



Contingent Beneficiary         Relationship To Owner                 Percentage
----------------------         ---------------------                 ----------
{Tom Doe}                            {Son}                               {100%}

THE PERSONS INVOLVED

Owner The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. The Contract cannot be jointly owned by both a non-living person and a living person.

You may exercise all rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner at any time by written notice in a form satisfactory to us. If the Owner is a living person, you may change the Annuitant prior to the Payout Start Date by written notice in a form satisfactory to us. Once we accept a change, it takes effect as of the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.

You may assign an interest in this Contract as collateral or security for a loan. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If the sole surviving Owner dies prior to the Payout Start Date, the Beneficiary becomes the new Owner. If the sole surviving Owner dies after the Payout Start Date, the Beneficiary becomes the new Owner as described in the Beneficiary provision and will receive any subsequent guaranteed income payments.

If more than one person is designated as Owner:

|X| Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

|X| any request to exercise ownership rights must be signed by all Owners; and

|X| on the death of any person who is an Owner, the surviving person(s) named as Owner will continue as Owner.

Annuitant The Annuitant is the person named on the Annuity Data Page, but may be changed by the Owner, as described above. The Annuitant must be a living person. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

|X|  the youngest Owner; otherwise,

|X|  the youngest Beneficiary.

Beneficiary The Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(s) who is first entitled to receive benefits under the Contract upon the death of the sole surviving Owner. The Contingent Beneficiary is the Beneficiary(s) who is entitled to receive benefits under the Contract after the death of all Primary Beneficiary(s).

You may change or add Beneficiaries at any time by written notice in a form satisfactory to us before income payments begin, unless you have designated an irrevocable Beneficiary. Once we accept a change, it takes effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept it.

|X|      Benefits Payable to Beneficiaries

     |X| If the sole surviving Owner dies after the Payout Start Date, the Beneficiary(s) will receive any guaranteed income payments scheduled to continue.

     |X| If the sole surviving Owner dies before the Payout Start Date, the Beneficiary(s) may elect to receive a Death Benefit or become the new Owner.

|X|      Order of Payment of Benefits

     As described above under Benefits Payable to Beneficiaries, Beneficiary(s) will receive any guaranteed income payments scheduled to continue, or the right to elect to receive a Death Benefit or become the new Owner, in the following order of classes:

     |X| Primary Beneficiary

         Upon the death of the sole surviving Owner after the Payout Start Date, Primary Beneficiary(s), if living, will receive the guaranteed income payments scheduled to continue. Upon the death of the sole surviving Owner before the Payout Start Date, the Primary Beneficiary(s), if living, will have the right to elect to receive a Death Benefit or become the new Owner with rights as defined in the Death of Owner provision.

     |X| Contingent Beneficiary

         Upon the death of the sole surviving Owner and all Primary Beneficiary(s) after the Payout Start Date, Contingent Beneficiary(s), if living, will receive the guaranteed income payments scheduled to continue. Upon the death of the sole surviving Owner and all Primary Beneficiaries before the Payout Start Date, Contingent Beneficiaries, if living, will have the right to elect to receive a Death Benefit or become the new Owner with rights as defined in the Death of Owner provision.

If none of the named Beneficiaries are living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

|X|      your spouse; or if he or she is no longer living,

|X|      your surviving children equally; or if you have no surviving children,

|X|      your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share.

ACCUMULATION PHASE

Accumulation Phase Defined The "Accumulation Phase" is the first of two phases during your Contract. The Accumulation Phase begins on the issue date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.

Contract Year The one year period beginning on the issue date and on each anniversary of the issue date.

Purchase Payments The initial payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We may limit the amount of each purchase payment that we will accept to a minimum of $100 and a maximum of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation must equal 100%.

The allocation of the initial purchase payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, simply by giving us written notice. Any change will be effective at the time we receive the notice.

Initial Purchase Payment Allocation If the Return Privilege provision requires us to refund purchase payments, then during the Return Privilege period, we reserve the right to invest any purchase payments you allocated to the Variable Account to a Money Market Variable Sub-Account available under this Contract. We will notify you if we do so. At the end of the Return Privilege period, the amount in the Money Market Variable Sub-Account will be allocated to the Variable Account as originally designated by you. This allocation will not be considered a transfer.

Investment Alternatives Investment Alternatives are the Sub-accounts of the Variable Account, the Short Term Dollar Cost Averaging Fixed Account, the Extended Short Term Dollar Cost Averaging Fixed Account, and the Guarantee Periods of the Guaranteed Maturity Fixed Account shown on the Application. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the availability of the Investment Alternatives.

Variable Account The "Variable Account" for this Contract is the Lincoln Benefit Life Variable Annuity Account. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the account without regard to our other income, gains or losses.

Variable Sub-accounts The Variable Account is divided into Sub-accounts. Each Sub-account invests solely in the shares of the mutual fund underlying that Sub-account.

Fixed Account Options The Fixed Account Options are the Short Term Dollar Cost Averaging Fixed Account, the Extended Short Term Dollar Cost Averaging Fixed Account, and the Guarantee Periods of the Guaranteed Maturity Fixed Account.

Short Term Dollar Cost Averaging Fixed Account Money in the Short Term Dollar Cost Averaging Fixed Account will earn interest at the annual rate in effect at the time of allocation to the Short Term Dollar Cost Averaging Fixed Account. Each purchase payment in the Short Term Dollar Cost Averaging Fixed Account must be at least $1000. Each purchase payment and associated interest in the Short Term Dollar Cost Averaging Fixed Account must be transferred to Sub-accounts of the Variable Account according to your current allocation instructions in equal monthly installments within the selected transfer period. You may select a transfer period of no less than 3 months or more than 6 months. If you discontinue the Dollar Cost Averaging program before the end of the transfer period, the remaining balance in the Short Term Dollar Cost Averaging Fixed Account will be transferred to the Money Market Variable Sub-Account unless you request a different Investment Alternative. At the end of the transfer period, any residual amount will be transferred to the Money Market Variable Sub-Account. No amount may be transferred into the Short Term Dollar Cost Averaging Fixed Account.

For each purchase payment, the first transfer from the Short Term Dollar Cost Averaging Fixed Account must occur within one month of the date of payment. If we do not receive an allocation instruction from you within one month of the date of payment, the payment plus associated interest will be transferred to the Money Market Variable Sub-Account in equal monthly installments within the selected transfer period.

Extended Short Term Dollar Cost Averaging Fixed Account Money in the Extended Short Term Dollar Cost Averaging Fixed Account will earn interest at the annual rate in effect at the time of allocation to the Extended Short Term Dollar Cost Averaging Fixed Account. Each purchase payment in the Extended Short Term Dollar Cost Averaging Fixed Account must be at least $1000. Each purchase payment and associated interest in the Extended Short Term Dollar Cost Averaging Fixed Account must be transferred to Sub-accounts of the Variable Account according to your current allocation instructions in equal monthly installments within the selected transfer period. You may select a transfer period of no less than 7 months or more than 12 months. If you discontinue the Dollar Cost Averaging program before the end of the transfer period, the remaining balance in the Extended Short Term Dollar Cost Averaging Fixed Account will be transferred to the Money Market Variable Sub-Account unless you request a different Investment Alternative. At the end of the transfer period, any residual amount will be transferred to the Money Market Variable Sub-Account. No amount may be transferred into the Extended Short Term Dollar Cost Averaging Fixed Account.

For each purchase payment, the first transfer from the Extended Short Term Dollar Cost Averaging Fixed Account must occur within one month of the date of payment. If we do not receive an allocation instruction from you within one month of the date of payment, the payment plus associated interest will be transferred to the Money Market Variable Sub-Account in equal monthly installments within the selected transfer period.

Guaranteed Maturity Fixed Account The Guaranteed Maturity Fixed Account is divided into Guarantee Periods. A Guarantee Period is identified by the date the Guarantee Period begins and the duration of the Guarantee Period. You create a Guarantee Period when:

|X|  you make a purchase payment; or

|X|  you select a new Guarantee Period after the prior Guarantee Period expires;
     or

|X| you transfer an amount from an existing Sub-account of the Variable Account, from another Guarantee Period of the Guaranteed Maturity Fixed Account, or from any Fixed Account Options.

You must select the Guarantee Period for all purchase payments and transfers allocated to the Guaranteed Maturity Fixed Account. Each purchase payment or transfer into the Guaranteed Maturity Fixed Account must be at least $500. If you do not select a Guarantee Period for a purchase payment or transfer, we will assign the same period(s) as used for the most recent purchase payment. Guarantee Periods are offered at our discretion and may range from one to ten years. We may change the Guarantee Periods available for future purchase payments or transfers allocated to the Guaranteed Maturity Fixed Account.

We will mail you a notice prior to the expiration of each Guarantee Period outlining the options available at the end of the Guarantee Period. During the 30 day period after a Guarantee Period expires you may:

|X| take no action and we will automatically apply the Guarantee Period value to a Guarantee Period of the same duration as the Guarantee Period that just expired to be established on the day the previous Guarantee Period expired; or

|X| notify us to apply the Guarantee Period value to a new Guarantee Period(s) to be established on the day the previous Guarantee Period expired; or

|X| notify us to apply the Guarantee Period value to any Sub-account of the Variable Account on the day we receive the notification; or

|X| receive a portion of the Guarantee Period value or the entire Guarantee Period value through a partial or full withdrawal that is not subject to a Market Value Adjustment; however, a Withdrawal Charge and taxes may apply. In this case, the amount withdrawn will be deemed to have been withdrawn on the day we received notification.


Crediting Interest We credit interest daily to money allocated to the Fixed Account Options at rates which compound over one year at the current annualized interest rates when the money was allocated. We will credit interest to the initial purchase payment from the issue date. We will credit interest to subsequent purchase payments from the date we receive them. We will credit interest to transfers from the date the transfer is made. The annual interest rate for the Short Term Dollar Cost Averaging Fixed Account and the Extended Short Term Dollar Cost Averaging Fixed Account will never be less than 3%.

Transfers Prior to the Payout Start Date, you may transfer amounts between Investment Alternatives. We reserve the right to impose a transfer fee of up to
 .50% of the transfer amount per transaction on any transfers after the 12th within a Contract Year, but each fee will be no less than $25. We reserve the right to impose a minimum size on transfer amounts.

Transfers are subject to the following restrictions:

|X| No amount may be transferred into the Short Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost Averaging Fixed Account.

|X| At the end of the transfer period, any remaining portion of the purchase payment and interest in the Short Term Dollar Cost Averaging Fixed Account or the Extended Short Term Dollar Cost Averaging Fixed Account will be transferred to the Money Market Variable Sub-Account.

|X| Any transfer from a Guarantee Period of the Guaranteed Maturity Fixed Account will be subject to a Market Value Adjustment unless the transfer occurs during the 30 day period after the Guarantee Period expires.

|X| We reserve the right to limit the number of transfers among the Variable Sub-accounts in any Contract Year or to refuse any transfer request for an Owner or certain Owners if, in our sole discretion:

     |X| We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds or would be to the disadvantage of other Contract Owners; or

     |X| We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

     Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us to be to the disadvantage of the other Contract Owners.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.

Contract Value Your "Contract Value" is equal to the sum of:

|X| the number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

|X| the total value you have in the Short Term Dollar Cost Averaging Fixed Account and the Extended Short Term Dollar Cost Averaging Fixed Account; plus

|X|  the sum of Guarantee Period values in the Guaranteed Maturity Fixed
     Account.

Accumulation Units and Accumulation Unit Value Amounts which you allocate to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased is determined by dividing the amount allocated by the Sub-account's Accumulation Unit Value as of the end of the Valuation Period when the allocation occurs. The Accumulation Unit Value for each Sub-account at the end of any Valuation Period is calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may go up or down.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account will decrease the number of Accumulation Units for that Sub-account.

Valuation Period and Valuation Date A "Valuation Period" is the time interval between the closing of the New York Stock Exchange on consecutive Valuation Dates. A "Valuation Date" is any date the New York Stock Exchange is open for trading.

Net Investment Factor For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

|X|  The sum of:

     |X| the net asset value per share of the mutual fund underlying the Sub-account determined at the end of the current Valuation Period; plus

     |X| the per share amount of any dividend or capital gain distributions made by the mutual fund underlying the Sub-account during the current Valuation Period.

|X| Divided by the net asset value per share of the mutual fund underlying the Sub-account determined as of the end of the immediately preceding Valuation Period.

|X| The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater or less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.

Charges The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, transfer charges, and applicable taxes. If withdrawals are made, the Contract may also be subject to Withdrawal Charges and Market Value Adjustments.

Administrative Expense Charge The annualized Administrative Expense Charge will never be greater than 0.10% of the net asset value of the Sub-account. (See Net Investment Factor for a description of how this charge is applied.)

Mortality and Expense Risk Charge The annualized Mortality and Expense Risk Charge will never be greater than 1.25% of the net asset value of the Sub-account. (See Net Investment Factor for a description of how this charge is applied.)

Our actual mortality and expense experience will not adversely affect the dollar amount of variable benefits or other contractual payments or values under this Contract.

Taxes Any premium tax relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.

Withdrawal You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $2,000, we will treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, the Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. When you make a withdrawal, your Contract Value will be reduced by the amount paid to you and any applicable Withdrawal Charge, Market Value Adjustment, and taxes.

Any Withdrawal Charge or Market Value Adjustment will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Contract.

Free Withdrawal Amount Withdrawals of the following amounts are never subject to the Withdrawal Charge, but may be subject to a Market Value Adjustment:

|X| In any Contract Year, the greater of earnings not previously withdrawn, or 15 percent of new purchase payments; and

|X| Any old purchase payments which have not been previously withdrawn.

The Withdrawal Charge will be waived if an Income Plan is selected which provides for payments over at least 10 years or over the Annuitant's lifetime. Refer to the Withdrawal Charge provision below for the definition of new and old purchase payments used for purposes of determining the free withdrawal amount.

Withdrawal Charge A Withdrawal Charge may be imposed on certain withdrawals. The Withdrawal Charge is a percentage of purchase payments withdrawn that are less than eight years old and not eligible for a free withdrawal, in accordance with the table shown below:

         Payment Year:              1       2        3        4        5        6       7        8        9 and Later

         Percentage:                8%      7%       7%       6%       6%       5%      4%       3%       0%

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

First. Earnings - The amount of Contract Value in excess of all purchase payments that have not previously been withdrawn;

Second. Old Purchase Payments - Purchase payments received by us more than eight years prior to the date of withdrawal which have not been previously withdrawn;

Third. Any additional amounts available as a free withdrawal, as described above; and

Fourth. New Purchase Payments - Purchase payments received by us less than eight years prior to the date of withdrawal. These payments are deemed to be withdrawn on a first-in, first-out basis.

The contribution year for each purchase payment is measured from the date we received the purchase payment. The Withdrawal Charge is determined by multiplying the percentage corresponding to the payment year times that part of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.

Market Value Adjustment Activities in a Guarantee Period of the Guaranteed Maturity Fixed Account that may be subject to a Market Value Adjustment are withdrawals, transfers, death benefits, and amounts applied to an income plan. An activity will be subject to a Market Value Adjustment unless it occurs during the 30 day period after a Guarantee Period expires.

A Market Value Adjustment is an increase or decrease in the amount reflecting changes in the level of interest rates since the Guarantee Period was established. As used in this provision, "Treasury Rate" means the U. S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release
H.15. The Market Value Adjustment is based on the following:

     I   =        the Treasury Rate for a maturity equal to the Guarantee Period duration for the week preceding the establishment of the Guarantee Period;

     J   =        the Treasury Rate for a maturity equal to the Guarantee
                  Period for the week preceding the receipt of the withdrawal request, death benefit request, transfer request, or Income
                  Payment request;

     N  =         the number of whole and partial years from the date we
                  receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee
                  Period;

An adjustment factor is determined from the following formula:
                                                 .9 x {I - (J + .0025)} x N

The amount subject to a Market Value Adjustment that is deducted from a Guarantee Period of the Guaranteed Maturity Fixed Account is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.

Any Market Value Adjustment will be waived on withdrawals taken to satisfy IRS minimum distribution rules. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Contract.

Death of Owner If you die prior to the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. The new Owner will have the options described below.

1.   If the sole new Owner is your spouse:
     ------------------------------------

     a. Your spouse may elect, within 180 days of the date of your death, to receive the Death Benefit described below in a lump sum.

     b. Your spouse may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out under one of the Income Plans described in the Payout Phase section. The Payout Start Date must be within one year of your date of death. Income Payments must be payable:

         i.       over the life of your spouse; or

         ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

         iii. over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

     c. If your spouse does not elect one of the options above, then your spouse may continue the Contract in the Accumulation Phase as if the death had not occurred. If your spouse elects to continue the Contract within 180 days of the date of your death and during the Accumulation Phase, the following conditions apply:

          |X| On the date the Contract is continued, the Contract Value will be the Death Benefit as determined at the end of the Valuation Period during which we received due proof of death. Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Benefit amount over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive due proof of death, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfers without incurring a transfer fee:

               |X|  transfer   all  or  a  portion  of  the  excess   among  the
                    Sub-accounts of the Variable Account;

               |X| transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

               |X| transfer all or a portion of the excess into a combination of Sub-accounts of the Variable Account and the Guaranteed Maturity Fixed Account.

                    Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract.

          |X| If your spouse elects to continue the Contract after 180 days of the date of your death, the Contract Value will not be adjusted to the Death Benefit.

          |X| The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge or Market Value Adjustment.

          |X| Prior to the Payout Start Date, the Death Benefit of the continued Contract will be the greater of:

               |X| the sum of all purchase payments reduced by withdrawal adjustments, as defined in the Death Benefit provision; or

|X|      the Contract Value on the date we determine the Death Benefit; or

|X|      the Settlement Value on the date we determine the Death Benefit; or

               |X| the Contract Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any purchase payments and reduced by an adjustment for any withdrawals made since that Death Benefit Anniversary. The withdrawal adjustment and Death Benefit Anniversary are defined in the Death Benefit provision on Page 14.

          |X|  Only one spousal continuation is allowed under this Contract.

2. If the new Owner is not your spouse but is a living person, then this new Owner has the following options:

     a. The new Owner may elect, within 180 days of the date of your death, to receive the Death Benefit described below in a lump sum.

     b. The new Owner may elect, within 180 days of the date of your death, to receive an amount equal to the Death Benefit paid out under one of the Income Plans described in the Payout Phase section. The Payout Start Date must be within one year of your date of death. Income Payments must be payable:

          i.   over the life of the new Owner; or

          ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner; or

          iii. over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

     c. The new Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of your date of death.

3.   If the new Owner is a non-living person:

     a. The non-living new Owner may elect, within 180 days of your death, to receive the Death Benefit in a lump sum.

     b. The non-living new Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of your date of death.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the above purposes.

If the new Owner does not make one of the above described elections, the Settlement Value must be withdrawn by the new Owner on or before the mandatory distribution date 5 years after your date of death. Under any of these options, all ownership rights are available to the new Owner from the date of your death to the date on which the Death Benefit or Settlement Value is paid. We reserve the right to extend, on a non-discriminatory basis, the period of time in which we will use the Death Benefit rather than the Settlement Value to determine the payment amount. The Death Benefit will be at least as high as the Settlement Value. This right applies only to the amount payable as death benefit proceeds and in no way restricts when a claim may be filed.

Death of Annuitant If the Annuitant who is not also the Owner dies prior to the Payout Start Date, the Owner must elect an applicable option listed below.

1. If the Owner is a living person, then the Contract will continue with a new Annuitant as described in the Annuitant provision above.

2. If the Owner is a non-living person:

     a. The non-living Owner may elect, within 180 days of the Annuitant's date of death, to receive the Death Benefit in a lump sum; or

     b. The non-living Owner may elect to receive the Settlement Value payable in a lump sum within 5 years of the Annuitant's date of death.

If the non-living Owner does not make one of the above described elections, the Settlement Value must be withdrawn by the non-living Owner on or before the mandatory distribution date 5 years after the Annuitant's death.

Under any of these options, all ownership rights are available to the non-living Owner from the date of the Annuitant's death to the date on which the Death Benefit or Settlement Value is paid. We reserve the right to extend, on a non-discriminatory basis, the period of time in which we will use the Death Benefit rather than the Settlement Value to determine the payment amount. The Death Benefit will be at least as high as the Settlement Value. This right applies only to the amount payable as death benefit proceeds and in no way restricts when a claim may be filed.

Death Benefit Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

|X|  the sum of all purchase payments reduced by withdrawal adjustments; or

|X|  the Contract Value as of the date we determine the Death Benefit; or

|X|  the Settlement Value on the date we determine the Death Benefit; or

|X| the Contract Value on each Death Benefit Anniversary prior to the date we determine the Death Benefit, increased by any purchase payments and reduced by an adjustment for any withdrawals made since that Death Benefit Anniversary.

Death Benefit Anniversaries occur every 7th Contract anniversary until the oldest Owner's 80th birthday, or the Annuitant's 80th birthday if the Owner is a non-living person. The Contract anniversary immediately following the oldest Owner's 80th birthday, or the Annuitant's 80th birthday if the Owner is not a living person, will also be a Death Benefit Anniversary and is the final Death Benefit Anniversary.

The withdrawal adjustment is equal to (A) divided by (B) and the result multiplied by (C) where:

         (A)      is the withdrawal amount.
         (B)      is the Contract Value immediately prior to the withdrawal.
         (C) is the Contract Value on the Death Benefit Anniversary adjusted by any prior purchase payments or withdrawals made since that Anniversary.

We will determine the value of the Death Benefit as of the end of the Valuation Period during which we receive a complete request for payment of the Death Benefit. A complete request includes due proof of death.

Settlement Value The Settlement Value is the same amount that would be paid in the event of withdrawal of the Contract Value. We will calculate the Settlement Value at the end of the Valuation Period coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death, whichever is earlier.

PAYOUT PHASE

Payout Phase Defined The "Payout Phase" is the second of the two phases during your Contract. During this phase the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to the Income Plan you choose and is paid out as provided in that plan.

The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan chosen.

Payout Start Date The "Payout Start Date" is the date the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date.

The Payout Start Date must be at least 30 days after the Issue Date, and occur on or before the later of:

|X|  the Annuitant's 90th birthday; or

|X|  the 10th anniversary of the Contract's issue date.

Income Plans An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. The Contract Value on the Payout Start Date adjusted by any Market Value Adjustment and less any applicable taxes, will be applied to your Income Plan choice from the following list:

1. Life Income with Guaranteed Payments We will make payments for as long as the Annuitant lives. If the Annuitant dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

2. Joint and Survivor Life Income with Guaranteed Payments We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives. If both the Annuitant and the joint Annuitant die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

3. Guaranteed Number of Payments We will make payments for a specified number of months beginning on the Payout Start Date. These payments do not depend on the Annuitant's life. The number of months guaranteed may be from 60 to
     360. Income payments for less than 120 months may be subject to a Withdrawal Charge.

We reserve the right to make available other Income Plans.

Income Payments Income payment amounts may vary based on any Sub-account of the Variable Account and/or may be fixed for the duration of the Income Plan. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.

Variable Amount Income Payments The initial income payment based upon the Variable Account is calculated by applying the portion of the Contract Value in the Variable Account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table selected. Subsequent income payments will vary depending upon the changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based.

The portion of the initial income payment based upon a particular Variable Sub-account is determined by applying the amount of the Contract Value in that Sub-account on the Payout Start Date, less any applicable premium tax, to the appropriate value from the Income Payment Table. This portion of the initial income payment is divided by the Annuity Unit Value on the Payout Start Date for that Variable Sub-account to determine the number of Annuity Units from that Sub-account which will be used to determine subsequent income payments. Unless Annuity Transfers are made between Sub-accounts, each subsequent income payment from that Sub-account will be that number of Annuity Units times the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.

Annuity Unit Value The Annuity Unit Value for each Sub-account of the Variable Account at the end of any Valuation Period is calculated by:

|X| multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

|X| dividing the result by 1.000 plus the assumed investment rate for the period. The assumed investment rate is an effective annual rate of 3%. We reserve the right to offer assumed investment rates greater than 3%.

Fixed Amount Income Payments The income payment amount derived from any money allocated to the Fixed Account Options during the Accumulation Phase are fixed for the duration of the Income Plan. The Fixed Amount Income Payment is calculated by applying the portion of the Contract Value in the Fixed Account Options on the Payout Start Date, adjusted by any Market Value Adjustment plus any amount from the Variable Account that the Owner elects to apply to a Fixed Amount Income Payment and less any applicable premium tax, to the greater of the appropriate value from the Income Payment Table selected or such other value as we are offering at that time.

Annuity Transfers After the Payout Start Date, you may transfer among the variable Subaccounts. You may make up to 12 transfers per Contract year. No transfers may be made from the Fixed Amount Income Payment. Transfers from the Variable Amount Income Payment to the Fixed Amount Income Payment may not be made for six months after the Payout Start Date.

Payout Terms and Conditions The income payments are subject to the following terms and conditions:

|X| If the Contract Value is less than $2,000, or not enough to provide an initial payment of at least $50, we reserve the right to:

         |X|      change the payment frequency to make the payment at least $50;
                  or

         |X| terminate the Contract and pay you the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes in a lump sum.

|X| If we do not receive a written choice of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be life income with guaranteed payments for 120 months.

|X| If you choose an Income Plan which depends on any person's life, we may require:

         |X|      proof of age and sex before income payments begin; and

         |X| proof that the Annuitant or joint Annuitant is still alive before we make each payment.

|X| After the Payout Start Date, the Income Plan cannot be changed and withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their value, subject to Withdrawal Charges, which will not exceed those listed under the Withdrawal Charge provision on Page 10. For Variable Amount Income Payments, the value you may withdraw is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the value you may withdraw is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the applicable current interest rate. The applicable current interest rate is the rate we are using on the date we receive your withdrawal request to determine income payments for a new Income Plan with a payment period equal to the remaining payment period of the income payments being terminated.

|X| If any Owner dies during the Payout Phase, the remaining income payments will be paid to the successor Owner as scheduled.

INCOME PAYMENT TABLES

The initial income payment will be at least the amount based on the adjusted age of the Annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date reduced by one year for each six full years between January 1, 2000 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and the Annuity 2000 Mortality Tables.

Income Plan 1 - Life Income with Guaranteed Payments for 120 Months

       Monthly Income Payment for each $1,000 Applied to this Income Plan

 Annuitant's                                 Annuitant's                             Annuitant's
   Adjusted           Male     Female         Adjusted        Male     Female         Adjusted        Male    Female
      Age                                        Age                                     Age

       35              $3.34     $3.22            49           $3.99    $3.76             63           $5.23    $4.84
       36               3.38      3.24            50            4.05     3.81             64            5.35     4.95
       37               3.41      3.27            51            4.11     3.87             65            5.49     5.07
       38               3.45      3.30            52            4.18     3.93             66            5.62     5.20
       39               3.49      3.34            53            4.26     3.99             67            5.77     5.33
       40               3.53      3.37            54            4.33     4.06             68            5.92     5.47
       41               3.57      3.41            55            4.41     4.13             69            6.07     5.62
       42               3.62      3.44            56            4.50     4.20             70            6.23     5.78
       43               3.66      3.48            57            4.58     4.28             71            6.39     5.94
       44               3.71      3.52            58            4.68     4.36             72            6.56     6.11
       45               3.76      3.57            59            4.78     4.45             73            6.73     6.29
       46               3.81      3.61            60            4.88     4.54             74            6.90     6.48
       47               3.87      3.66            61            4.99     4.63             75            7.08     6.67
       48               3.93      3.71            62            5.11     4.73


Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments for 120 Months

       Monthly Income Payment for each $1,000 Applied to this Income Plan

                     Female Annuitant's Adjusted Age

      Male
   Annuitant's          35         40        45          50         55           60         65           70         75
    Adjusted
       Age

       35             $3.06      $3.12      $3.17      $3.22      $3.26       $3.28      $3.31        $3.32       $3.33
       40              3.10       3.18       3.26       3.32       3.38        3.43       3.46         3.49        3.51
       45              3.13       3.23       3.33       3.43       3.52        3.59       3.65         3.69        3.72
       50              3.16       3.27       3.40       3.53       3.65        3.76       3.86         3.93        3.98
       55              3.18       3.30       3.45       3.61       3.77        3.94       4.08         4.20        4.29
       60              3.19       3.33       3.49       3.68       3.88        4.10       4.31         4.51        4.66
       65              3.20       3.34       3.52       3.73       3.97        4.24       4.54         4.83        5.08
       70              3.21       3.35       3.54       3.76       4.03        4.36       4.73         5.13        5.52
       75              3.21       3.36       3.55       3.78       4.07        4.44       4.87         5.38        5.92

Income Plan 3 - Guaranteed Number of Payments

                                  Monthly Income Payment for each
    Specified Period              $1,000 Applied to this Income Plan

        10 Years                                    $9.61
        11 Years                                     8.86
        12 Years                                     8.24
        13 Years                                     7.71
        14 Years                                     7.26
        15 Years                                     6.87
        16 Years                                     6.53
        17 Years                                     6.23
        18 Years                                     5.96
        19 Years                                     5.73
        20 Years                                     5.51

GENERAL PROVISIONS

The Entire Contract The entire contract consists of this Contract, and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application.

Only our officers may change the Contract or waive a right or requirement. No other individual may do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law.

Incontestability We will not contest the validity of this Contract after the issue date.

Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

|X| pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

|X| stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.

Annual Statement At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. We will provide you with Contract Value information at any time upon request. The information presented will comply with any applicable law.

Settlements We may require that this Contract be returned to us prior to any settlement. We must receive due proof of death of the Owner or Annuitant prior to settlement of a death claim.

Any full withdrawal or Death Benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.

Deferment of Payments We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

|X| the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;

|X|  an emergency exists as defined by the Securities and Exchange Commission;
     or

|X| the Securities and Exchange Commission permits delay for the protection of Contract holders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

Variable Account Modifications We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the mutual fund shares underlying the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of another mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of funds for this Contract.

In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

If we deem it to be in the best interests of persons having voting rights under the contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

                          LINCOLN BENEFIT LIFE COMPANY
                          ENHANCED DEATH BENEFIT RIDER

This rider was issued because you selected the Enhanced Death Benefit. The benefit provided by and charges for this rider are in addition to those defined in your Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: {xx/xx/xxxx}.

If the Owner is a living person, the Enhanced Death Benefit is payable and this rider will terminate and charges for this rider will cease upon the death of the Owner, unless this rider is continued under section III below. If the Owner is not a living person, the Enhanced Death Benefit is payable and this rider will terminate and charges for this rider will cease upon the death of the Annuitant.

Under this rider, the Enhanced Death Benefit is determined as follows:

     The Death Benefit will be the greater of the values stated in your Contract, or the value of the Enhanced Death Benefit.

The Enhanced Death Benefit is equal to the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B.

     Enhanced Death Benefit A

     On the Rider Date, the Enhanced Death Benefit A is equal to the Contract Value on the Rider Date. After the Rider Date, the Enhanced Death Benefit A is recalculated when a purchase payment or withdrawal is made or on a Contract anniversary as follows:

     1. For purchase payments, the Enhanced Death Benefit A is equal to the most recently calculated Enhanced Death Benefit A plus the purchase payment.
     2. For withdrawals, the Enhanced Death Benefit A is equal to the most recently calculated Enhanced Death Benefit A reduced by a withdrawal adjustment defined below. 3. On each Contract anniversary, the Enhanced Death Benefit A is equal to the greater of the Contract Value or the most recently calculated Enhanced Death Benefit A.

     In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit A will be the greatest of all contract anniversary Contract Values on or after the Rider Date and on or prior to the date we calculate the Death Benefit.

     The Enhanced Death Benefit A will be recalculated for purchase payments, withdrawals and on Contract anniversaries until the earlier of:

1. the first Contract anniversary after the oldest Owner's, or, if the Owner is not a living person, the Annuitant's, 80th birthday, or the first day of the 61st month following the Rider Date, whichever is later.

         After age 80 or the first day of the 61st month following the Rider Date, whichever is later, the Enhanced Death Benefit A will be recalculated only for purchase payments and withdrawals; or

2.       the date we determine the Death Benefit.

     Enhanced Death Benefit B

     On the Rider Date, the Enhanced Death Benefit B is equal to the Contract Value on the Rider Date. After the Rider Date, the Contract Value as of the Rider Date plus any subsequent purchase payments, and less any subsequent withdrawal adjustments, as defined below, will accumulate daily at a rate equivalent to 5% per year until the earlier of:

     1. the first day of the month following the oldest Owner's, or, if the Owner is not a living person, the Annuitant's, 80th birthday, or the first day of the 61st month following the Rider Date, whichever is later.

         After age 80 or the first day of the 61st month following the Rider Date, whichever is later, the Enhanced Death Benefit B will be recalculated only for purchase payments and withdrawals; or

     2.  the date we determine the Death Benefit.

     The maximum amount of Enhanced Death Benefit B is 200% of:

     o the Contract Value on the Rider Date; plus o any subsequent purchase payments; less o any subsequent withdrawal adjustments.

     The Enhanced Death Benefit B will never be greater than the maximum Death Benefit allowed by any nonforfeiture laws which govern the Contract.

     Withdrawal Adjustment

     The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where:

         (a) = the withdrawal amount.
         (b) = the Contract Value immediately prior to the withdrawal.
         (c) = the most recently calculated Enhanced Death Benefit A or B applicable.

Enhanced Death Benefit Mortality and Expense Risk Charge

     The Mortality and Expense Risk Charge provision of your Contract is modified as follows:

     The annualized Mortality and Expense Risk Charge is increased by 0.25% for this rider. This charge will cease as defined in this rider.

Death of Owner or Annuitant for the Enhanced Death Benefit Rider

     Death of Owner: Upon the death of the Owner, if the surviving spouse continues the Contract under section 1(c) of the Death of Owner provision in your Contract, this rider will also continue unless the oldest new Owner is over age 80 on the date the Contract is continued.

     If this rider is terminated under the condition described above, the charge for this rider will cease as of the date the Contract is continued.

If this rider is continued, the following conditions apply:

     o The Contract Value on the date the Contract is continued is equal to the Death Benefit amount;

     o Enhanced Death Benefit A will continue to be recalculated for purchase payments, withdrawals, and on Contract anniversaries after the date the Contract is continued until the earlier of:

          1. the first Contract anniversary after the oldest new Owner's 80th birthday.

          After age 80, the Enhanced Death Benefit A will be recalculated only for purchase payments and withdrawals; or

          2.   the date we determine the Death Benefit.

     o The amount of the Enhanced Death Benefit B as of the date the Contract is continued plus any subsequent purchase payments and less any subsequent withdrawal adjustments will accumulate daily at a rate equivalent to 5% per year after the date the Contract is continued, until the earlier of:

          1. The first day of the month following the oldest new Owner's 80th birthday.

          After age 80, the Enhanced Death Benefit B will be recalculated only for purchase payments and withdrawals; or

          2.   the date we determine the Death Benefit.

          The  maximum amount of Enhanced Death Benefit B is 200% of:

          o the Contract Value on the Rider Date; plus o any subsequent purchase payments; less o any subsequent withdrawal adjustments.

Death of Annuitant: If the Owner is not a living person, this rider will terminate upon the death of the Annuitant.

The Enhanced Death Benefit Rider will terminate and charges for this rider will cease:

     o when the Owner, or the Annuitant if the Owner is not a living person, is changed for reasons other than death; or

     o on the date we determine the value of the Death Benefit unless the Contract is continued by the surviving spouse as defined in section III above; or

     o    on the Payout Start Date.

Except as amended in this rider, the Contract remains unchanged.




                              /s/ B. Eugene Wraith

                                B. Eugene Wraith
                                    President

                          LINCOLN BENEFIT LIFE COMPANY
                              INCOME BENEFIT RIDER

This rider was issued because you selected the Income Benefit. The benefit provided by and charges for this rider are in addition to those defined in your Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: {xx/xx/xxxx}.

The following is added to your Contract:

Income Benefit

Qualifications

On the Payout Start Date, the Owner may choose to receive income payments defined in the Income Benefit provision if all of the following conditions are met.

o The Owner elects a Payout Start Date that is on or after the tenth anniversary of the Rider Date; o The Payout Start Date occurs during the 30 day period following a Contract anniversary; o The oldest Annuitant is age 90 or less; o The Income Base is applied to Fixed Amount Income Payments determined using the Guaranteed Income Payment Tables; and

o The selected Income Plan provides payments guaranteed for either single or joint life with a period certain of at least: o 10 years, if the youngest Annuitant's age is 80 or less on the Payout Start Date, or o 5 years, if the youngest Annuitant's age is greater than 80 on the Payout Start Date.

Income Base

Income Base is used solely for the purpose of calculating the guaranteed Income Benefit and does not provide a Contract Value or guarantee performance of any investment option.

On the Rider Date, the Income Base is equal to the Contract Value on that date. After the Rider Date, the Contract Value on the Rider Date, plus any subsequent purchase payments made after the Rider Date, and less any withdrawal adjustment, as defined below, will accumulate daily at a rate equivalent to 5% per year. The accumulation will continue until the earlier of:

o the first day of the month following the 85th birthday of the oldest Owner or, if the Owner is not a living person, the oldest Annuitant. After that date, the Income Base will be recalculated only for purchase payments and withdrawals; or

o the Payout Start Date.

The maximum Income Base is 200% of:
o        the Contract Value on the Rider Date; plus
o        any subsequent purchase payments; less
o        any subsequent withdrawal adjustments.

Withdrawal Adjustment

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where:

     (a) = the withdrawal amount.
     (b) = the Contract Value immediately prior to the withdrawal.
     (c) = the most recently calculated Income Base.

Income Benefit

The guaranteed Income Benefit amount is determined by applying the Income Base less any applicable taxes to the Guaranteed Income Payment Tables for the Income Plan elected by the Owner. The Income Plan selected must satisfy the conditions defined in the Qualifications section. The rates are the guaranteed rates defined in the Income Payment Tables section of the Contract for either a single or joint life with a period certain.

On the Payout Start Date, the income payment will be the greater of the guaranteed Income Benefit or the income payment provided in the Payout Phase section.

Mortality and Expense Risk Charge

The Mortality and Expense Risk Charge provision of your Contract is modified as follows:

The annualized Mortality and Expense Risk Charge is increased by 0.20% for this rider.

Except as amended in this rider, the Contract remains unchanged.



                              /s/ B. Eugene Wraith


                                B. Eugene Wraith

                                   President

                          LINCOLN BENEFIT LIFE COMPANY
                      ENHANCED EARNINGS DEATH BENEFIT RIDER

This rider was issued because you selected the Enhanced Earnings Death Benefit. The benefit provided by and charges for this rider are in addition to those defined in your Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: {xx/xx/xxxx}.

Definition of terms used in this rider:

o In-Force Earnings: The greater of (a) the current Contract Value less the In-Force Premium; or (b) zero.

o        In-Force Premium:
         o If the Rider Date is equal to the Contract issue date:
              o The sum of all the purchase payments less the sum of all the
                Excess-of-Earnings Withdrawals.

         o If the Rider Date is later than the Contract issue date:
              o The Contract Value as of the Rider Date plus all of the purchase payments made after the Rider Date less the sum of all the Excess-of-Earnings Withdrawals after the Rider Date.

     o Excess-of-Earnings Withdrawals: For each withdrawal, this amount is equal to the excess, if any, of the amount of the withdrawal over the amount of In-Force Earnings immediately prior to the withdrawal.

Under this rider, the Enhanced Earnings Death Benefit is determined as follows:

     If the oldest Owner, or the Annuitant if the Owner is not a living person, is age 55 or younger on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be:

     o the lesser of 100% of In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Owner, or the Annuitant if the Owner is not a living person) or 50% of In-Force Earnings, calculated as of the date we receive due proof of death.

     If the oldest Owner, or the Annuitant if the Owner is not a living person, is between the ages of 56 and 65 on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be:

     o the lesser of 80% of the In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Owner, or the Annuitant if the Owner is not a living person) or 40% of In-Force Earnings, calculated as of the date we receive due proof of death.

     If the oldest Owner, or the Annuitant if the Owner is not a living person, is between the ages of 66 and 75 on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be:

     o the lesser of 50% of In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of the Owner, or the Annuitant if the Owner is not a living person) or 25% of In-Force Earnings, calculated as of the date we receive due proof of death.

If the Owner is a living person, the Enhanced Earnings Death Benefit is payable and this rider will terminate and charges for this rider will cease upon the death of the Owner, unless the rider is continued as defined in section III below. If the Owner is not a living person, the Enhanced Earnings Death Benefit is payable and this rider will terminate and charges for this rider will cease upon the death of the Annuitant.

Enhanced Earnings Death Benefit Mortality and Expense Risk Charge

     Under this rider, the annualized Mortality and Expense Risk Charge, as defined in the Contract is increased as follows:

     o On the date we receive the completed application or the date we receive the request to add this rider, whichever is later, if the Owner, or the Annuitant if the Owner is not a living person, is age 55 or younger, the annualized Mortality and Expense Risk Charge is increased by 0.15% for this rider.
     o On the date we receive the completed application or the date we receive the request to add this rider, whichever is later, if the Owner, or the Annuitant if the Owner is not a living person, is age 56 to 65, the annualized Mortality and Expense Risk Charge is increased by 0.25% for this rider.
     o On the date we receive the completed application or the date we receive the request to add this rider, whichever is later, if the Owner, or the Annuitant if the Owner is not a living person, is between the ages of 66 and 75, the annualized Mortality and Expense Risk Charge is increased by 0.35% for this rider.

Death of Owner or Annuitant for the Enhanced Earnings Death Benefit Rider

     Death of Owner: Upon the death of any Owner, if the surviving spouse continues the Contract under section 1(c) of the Death of Owner provision of your Contract, this rider will also continue unless the oldest new Owner is over age 75 on the date the Contract is continued, or the new Owner elects to terminate this rider.

     If the rider is terminated under the conditions described above, the charge for this rider will cease as of the date the Contract was continued.

     If this rider is continued, the following conditions apply:

     o The Rider Date is reset to the date the Contract is continued; o The new Rider Date is used to calculate the In-Force Premium;
     o The age of the oldest new Owner as of the new Rider Date will be used to determine the Enhanced Earnings Death Benefit after the new Rider Date;
     o The Mortality and Expense Risk Charge used to determine the rider fee will change to reflect the age of the oldest new Owner as of the new Rider Date; and
     o The Enhanced Earnings Death Benefit is added to the Death Benefit amount for purposes of determining the new Contract Value on the date the Contract is continued.

Death of Annuitant: If the Owner is not a living person, the rider will terminate upon the death of the Annuitant.

The Enhanced Earnings Death Benefit Rider will terminate and charges for this rider will cease:

     o when the Owner, or Annuitant if the Owner is not a living person, is changed for reasons other than death; or o on the Payout Start Date.

Misstatement of Age for the Enhanced Earnings Death Benefit Rider

     If an Owner's or Annuitant's age is misstated, the Enhanced Earnings Death Benefit will be based on the correct age and your Contract will be adjusted to reflect the fees that should have been assessed based on the correct age.

Except as amended in this rider, the Contract remains unchanged.


                              /s/ B. Eugene Wraith


                                B. Eugene Wraith
                                    President

                          LINCOLN BENEFIT LIFE COMPANY

                    CONTRACT AMENDMENT FOR WAIVER OF CHARGES

The following provisions are added to your Contract:

The benefits provided by this Contract amendment do not impact any tax liabilities or IRS penalties incurred as a result of a withdrawal. You are responsible for all such liabilities and penalties

Waiver for Confinement in Long Term Care Facility or Hospital
We will waive any Withdrawal Charge and Market Value Adjustment prior to the Payout Start Date if at least 30 days after the issue date any owner; or, if the Owner is not a living person, the Annuitant is first confined to a Long Term Care Facility or Hospital under the following conditions:
o        confinement is for at least 90 consecutive days;
o        confinement is prescribed by a physician;
o        confinement is medically necessary; and
o the request for a withdrawal and due proof of confinement are received by us no later than 90 days after discharge.

"Physician"

A licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. Physician does not include the individual, a spouse, children, parents, grandparents, grandchildren, siblings, or in-laws.

"Due Proof"

Includes, but is not limited to, a letter signed by a Physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was Medically Necessary; and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.

"Medically Necessary"

Confinement, care or treatment which is appropriate and consistent with the diagnosis in accord with accepted standards of practice, and which could not have been omitted without adversely affecting the individual's condition.

"Long Term Care Facility"

A facility which:
1.    is located in the United States or its territories;
2.    is licensed by the jurisdiction in which it is located;
3.    provides custodial care under the supervision of a registered nurse
     (R.N.); and
4.    can accommodate three or more persons.

"Hospital" A facility which:
1.     is licensed as a hospital by the jurisdiction in which it is located;
2.     is supervised by a staff of licensed physicians;
3. provides nursing services 24 hours a day by or under the supervision of a registered nurse (R.N.);
4. operates primarily for the care and treatment of sick or injured persons as inpatients for a charge; and
5.     has access to medical, diagnostic and major surgical facilities.

Waiver for Terminal Illness

We will waive any Withdrawal Charge and Market Value Adjustment prior to the Payout Start Date if at least 30 days after the issue date any Owner; or, if the Owner is not a living person, the Annuitant is first diagnosed by a Physician as having a terminal illness. The request for the withdrawal must be received by us at least 30 days after the issue date. Due proof of the diagnosis must be given to us prior to, or at the time of, the withdrawal request. We may require a second opinion at our expense by a Physician chosen by us. In the event that the first and second Physicians disagree, we will require a third opinion at our expense by a Physician chosen by us. We will honor a consensus of any two of the three Physicians.

"Physician

A licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. Physician does not include the individual, a spouse, children, parents, grandparents, grandchildren, siblings, or in-laws.

"Due Proof"

Includes, but is not limited to, a letter signed by a Physician stating the owner or annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.

"Terminal Illness"

A condition which is expected to result in death within one year from the date of onset for 80% of the diagnosed cases.

Waiver for Unemployment

You may request a one time waiver of any Withdrawal Charge and Market Value Adjustment on a partial or full withdrawal prior to the Payout Start Date if:

1. you become unemployed at least 1 year after the issue date of the Contract; and
2. you receive unemployment compensation for at least 30 consecutive days as a result of that unemployment; and
3. this benefit is exercised within 180 days of your initial receipt of unemployment compensation.

This benefit may be exercised only once during the Accumulation Phase.

Before we waive withdrawal charges, you must give us due proof that you have been unemployed and have been granted unemployment compensation for at least 30 consecutive days. You must give us due proof prior to, or at the time of, the withdrawal request.

"Unemployment Compensation"

Unemployment compensation received from a unit of government in the U.S. (state or federal).

"Due Proof"

Includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you meet the above described criteria.


                              /s/ B. Eugene Wraith

                                B. Eugene Wraith
                                    President

                          LINCOLN BENEFIT LIFE COMPANY

                               ANNUITY LOAN RIDER

The following provisions are part of the annuity Contract to which this rider is attached:

Loans

You may have a loan on the sole security of this Contract. The most you can borrow is an amount which when added to any existing loan does not exceed the Surrender Value on the date of the loan.

In addition, the total loan, when added to the outstanding loan balance under all other plans of the participant, may not exceed the lesser of (a) or (b) where:

is $50,000 reduced by the excess of the highest outstanding loan balance during the prior 12 month period over the outstanding balance of loans; and

is the greater of $10,000 or 1/2 of the Surrender Value.

The minimum loan amount is $1,000.

When a loan is made, a portion of the Surrender Value sufficient to secure the loan will be transferred to the loan account reducing the Contract Value in the Variable Account and/or the Fixed Account. Unless instructed to the contrary by the Contract Owner, we will first transfer to the loan account amounts from the Variable Account in proportion to the assets in each Subaccount until the required balance is reached or all such variable units are exhausted. The remaining required collateral will next be transferred from the Fixed Account Options. No Withdrawal Charges are deducted at the time of the loan, or on the transfer from the Variable Account to the Fixed Account, but a Market Value Adjustment may apply.


We reserve the right to defer making any loan for 6 months after you ask for it, unless the loan is to pay a premium to us.

Loan Interest

Amounts transferred to the loan account will accrue interest at an annual rate 2.25% less than the loan interest rate fixed by us for the term of the loan. However, the interest rate credited to the loan account will never be less than the Fixed Account guaranteed rate of 3%. Amounts transferred to the loan account will no longer be affected by the investment experience of the Variable Account.

Repayment

You must repay any loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. A repayment period of 15 or 30 years is acceptable if the loan proceeds are used to acquire a dwelling unit which is to be used by you as a principal residence. Other repayment periods may be available at our discretion.

Loan repayments must be identified as such; otherwise, they may be credited to the Contract as purchase payments.

If a loan payment is not made when due, interest will continue to accrue. We will declare the entire loan in default. The defaulted loan balance plus accrued interest will be deducted from any future distribution under the Contract and paid to us. Any defaulted amount plus interest will be treated as a distribution, as permitted by law, may be taxable to the borrower, and may be subject to the early withdrawal tax penalty.

The Death Benefit and Contract Value available for partial withdrawal or surrender, as well as the amount applied on the maturity date to provide income payments will be reduced by the amount of the loan outstanding plus accrued interest.

Contract Termination

If the total loan amount exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If payment of this amount is not received within 31 days after the date this notice is mailed, the Contract will terminate.

Other Terms Of This Rider

4. This rider is made a part of the Contract and except as provided is subject to all the terms of the Contract.

5. Surrender Value is the Contract Value, adjusted by any Market Value Adjustment, less any applicable taxes and Withdrawal Charges.

6. There is no premium for this rider.

7. This rider may be modified by us to comply with changes in applicable tax laws. You will receive a copy of any changes to this rider.

The effective date of this rider is the Contract issue date unless otherwise stated here:

                              /s/ B. Eugene Wraith


                                B. Eugene Wraith
                                    President

                          LINCOLN BENEFIT LIFE COMPANY

                            Unisex Contract Amendment

All references to sex are deleted from your Contract. The following language and tables replace the Income Payment Tables section of your Contract.

Income payments will be at least the amount based on the adjusted age of the Annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age on the Payout Start Date reduced by one year for each six full years between January 1, 2000 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and an 80% female, 20% male blend of the sex distinct 2000 Annuity Mortality Tables.

Income Plan 1 - Life Income with Guaranteed Payments for 120 Months

Monthly Income Payment for each $1,000 Applied to this Income Plan

Annuitant's Adjusted         Monthly          Annuitant's           Monthly           Annuitant's            Monthly
         Age                 Payment            Adjusted            Payment             Adjusted             Payment
                                                  Age                                     Age

        35                    $3.24                49                $3.80                 63                $4.92
        36                     3.27                50                 3.86                 64                 5.04
        37                     3.30                51                 3.92                 65                 5.16
        38                     3.33                52                 3.98                 66                 5.26
        39                     3.37                53                 4.05                 67                 5.42
        40                     3.40                54                 4.11                 68                 5.56
        41                     3.44                55                 4.19                 69                 5.71
        42                     3.48                56                 4.26                 70                 5.87
        43                     3.52                57                 4.34                 71                 6.03
        44                     3.56                58                 4.42                 72                 6.21
        45                     3.61                59                 4.51                 73                 6.38
        46                     3.65                60                 4.61                 74                 6.56
        47                     3.70                61                 4.71                 75                 6.75
        48                     3.75                62                 4.81

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payments for 120 Months


Monthly Income Payment for each $1,000 Applied to this Income Plan

    Annuitant's
     Adjusted           35         40          45        50         55           60         65           70         75
        Age

       35             $3.04      $3.09      $3.13      $3.16      $3.19       $3.21      $3.22        $3.23       $3.24
       40              3.09       3.16       3.22       3.27       3.31        3.34       3.36         3.38        3.39
       45              3.13       3.22       3.31       3.38       3.45        3.50       3.54         3.56        3.58
       50              3.16       3.27       3.38       3.49       3.59        3.68       3.74         3.79        3.82
       55              3.19       3.31       3.45       3.59       3.73        3.86       3.97         4.05        4.11
       60              3.21       3.34       3.50       3.68       3.86        4.05       4.22         4.36        4.47
       65              3.22       3.36       3.54       3.74       3.97        4.22       4.47         4.70        4.89
       70              3.23       3.38       3.56       3.79       4.05        4.36       4.70         5.05        5.36
       75              3.24       3.39       3.58       3.82       4.11        4.47       4.89         5.36        5.83

Income Plan 3 - Guaranteed Payments for a Specified Period

                                  Monthly Income Payment for each
    Specified Period              $1,000 Applied to this Income Plan

        10 Years                                    $9.61
        11 Years                                     8.86
        12 Years                                     8.24
        13 Years                                     7.71
        14 Years                                     7.26
        15 Years                                     6.87
        16 Years                                     6.53
        17 Years                                     6.23
        18 Years                                     5.96
        19 Years                                     5.73
        20 Years                                     5.51


                              /s/ B. Eugene Wraith


                                B. Eugene Wraith
                                    President

                 APPLICATION for LBL ADVANTAGE VARIABLE ANNUITY
      Lincoln Benefit Life Company, P.O. Box 80469, Lincoln, NE 68501-0469

A. ANNUITANT                                                              B. OWNER (if other than annuitant)
Name_____________________________________________                         Name__________________________________________
Address__________________________________________                         Address_______________________________________
City __________________State_____________________                         City __________________State__________________
Zip ___________ Phone #__________________________                         Zip ___________ Phone #_______________________
Sex: __ Male __ Female  Date of Birth:___________                         Sex: __ Male __ Female  Date of Birth:________
Age: _____  Social Security Number:______________                         Age: _____  Social Security Number:___________

C. PRIMARY BENEFICIARY D. CONTINGENT BENEFICIARY
Name ____________________________________________                         Name _________________________________________
Address _________________________________________                         Address ______________________________________
City ____________________________________________                         City _________________________________________
State __________________________ Zip ____________                         State _______________________ Zip ____________
Date of Birth: __________ Soc. Sec. #: __________                         Date of Birth: __________ Soc. Sec. #: _______
Relationship: ___________________________________                         Relationship: ________________________________

E. DEATH BENEFIT OPTIONS

__ Enhanced Death Benefit Rider
__ Enhanced Income Benefit Rider
__ Enhanced Earnings Death Benefit Rider

F. PURCHASE PAYMENT INFORMATION

Initial Purchase Payment of $__________________ submitted herewith (Check or Money Order should be payable to Lincoln Benefit Life Company). A copy of this application duly signed by the agent will constitute receipt for such amount. If this application is declined, there will be no liability on the part of the Company, and any sums submitted with this application will be refunded. The Contract Owner intends to make subsequent purchase payments of $_______________ on a ___ monthly (PAM) ___ quarterly ___ semi-annually ___ annual basis ___ single payment.

G. PURCHASE PAYMENT ALLOCATION (percentages must equal 100%)

AIM Variable Insurance Funds                                          OCC Accumulation Trust
$ ____ ____ % Dent Demographic Trends Fund                            $ ____ ____ % Science and Technology Portfolio
Fidelity Variable Insurance Products Funds                            $ ____ ____ % Small Cap Portfolio
$ ____ ____ % Equity-Income Portfolio-Service Class 2                 Oppenheimer Variable Account Funds
$ ____ ____ % Investment Grade Bond Portfolio-Service Class 2         $ ____ ____ % Main Street Small Cap Fund/VA-Service Class
$ ____ ____ % Overseas Portfolio-Service Class 2                      $ ____ ____ % International Growth Fund/VA-Service Class
Janus Aspen Series                                                    PIMCO Variable Insurance Trust
$ ____ ____ % Global Value Portfolio: Service Shares                  $ ____ ____ % Foreign Bond Portfolio
$ ____ ____ % Worldwide Growth Portfolio: Service Shares              $ ____ ____ % Money Market Portfolio
LSA Variable Series Trust                                             $ ____ ____ % Total Return Bond Portfolio
$ ____ ____ % Aggressive Growth Fund                                  Putnam Variable Trust
$ ____ ____ % Balanced Fund                                           $ ____ ____ % High Yield Fund-Class IB
$ ____ ____ % Basic Value Fund                                        $ ____ ____ % International Growth and Income Fund-Class IB
$ ____ ____ % Blue Chip Fund                                          Rydex Variable Trust
$ ____ ____ % Capital Appreciation Fund                               $ ____ ____ % OTC Fund
$ ____ ____ % Disciplined Equity Fund                                 Salomon Brothers Variable Series Funds
$ ____ ____ % Diversified Mid Cap Fund                                $ ____ ____ % Variable Capital Fund
$ ____ ____ % Emerging Growth Equity Fund                             Van Kampen Life Investment Trust
$ ____ ____ % Focused Equity Fund                                     $ ____ ____ % Growth & Income Portfolio, Class II
$ ____ ____ % Growth Equity Fund                                      Dollar Cost Averaging Fixed Account
$ ____ ____ % Mid Cap Value Fund                                      (If Available In Your State)-Complete and Attach Form LBL-2945
$ ____ ____ % Value Equity Fund                                       $ ____ ____ % Short Term DCA Fixed Account
Lazard Retirement Series, Inc.                                        $ ____ ____ % Extended Short Term DCA Fixed Account
$ ____ ____ % Emerging Markets Portfolio                              Guaranteed Maturity Fixed Account
MFS Variable Insurance Trust                                          (If Available In Your State)
$ ____ ____ % New Discovery Series-Service Class                      $ ____ ____ % 1 year in Guarantee Period
$ ____ ____ % Utilities Series-Service Class                          $ ____ ____ % 3 year in Guarantee Period
The Universal Institutional Funds, Inc.                               $ ____ ____ % 5 year in Guarantee Period
$ ____ ____ % High Yield Portfolio                                    $ ____ ____ % 7 year in Guarantee Period
                                                                      $ ____ ____ % 10 year in Guarantee Period

H. TAX QUALIFICATION STATUS OF ANNUITY APPLIED FOR
___  IRA                 ___  Roth IRA        ___  Non-Qualified         QualifiedPlan:
___  SEP                ___  TSA - 403(b)                                ___  401(a) - LBL Prototype      ___ 401(k) Funding Vehicle
___  SIMPLE IRA   ___  Other ___________________                         ___  401(a) - Funding Vehicle
Tax year for which contribution is to be applied_______________________

VAA 0100 Page 1

I. PAM (Pre-Authorized Method)

I authorize the Company to collect $________________, on the due date specified, by initiating electronic debit entries to my account. A balance must exist before the program can commence. ATTACH VOIDED CHECK.

Signature of Authorized Account Owner___________________________________________
Date___________________

J. REPLACEMENT

(A) List personal and business life insurance, annuity, and long term care coverage. If none so state.

Proposed Insured(s)            Face Amount         Plan           Company           Policy #           ADB Amount        Year Issued



(B) Will this policy, if issued, replace or change insurance or annuities in this or any company? ___ Yes ___ No

If YES, circle which policies listed above are to be replaced or changed and follow state regulations.

K. SIGNATURES

For Applicants in Arkansas, District of Columbia, Kentucky, Louisiana, Maine, New Mexico, Ohio, and Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in Colorado: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the Company. Penalties may include imprisonment, fines, denial of insurance, or civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

For Applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

I declare: To the best of my knowledge and belief, all statements and answers are true, complete and correctly reported. I declare under penalties of perjury, that the Social Security Number stated herein is my correct taxpayer ID number. I understand that any distribution from a fixed account prior to the end of a rate guarantee period may be subject to a market value adjustment. I understand that income payments and other values provided under the variable account are variable and are not guaranteed as to a fixed dollar amount. Receipt of a current variable annuity prospectus is hereby acknowledged.

   ___ Please send me a copy of the Statement of Additional Information to the
       Prospectus.
   ___ Optional Consent for Electronic Distribution to my E-mail address (when available):_____________________
       I (we) hereby consent to the electronic distribution of annuity and fund prospectuses, statements of additional information, shareholder reports, proxy statements and prospectus supplements. I understand that I may revoke this consent at any time, and that absent my revocation, this consent will be valid.
Signed at ____________________________________________________
                 City/State
On (date)____________________________
             Month/Day/Year

Owner's Signature_____________________________________________

L. AGENT USE ONLY
To the best of your knowledge will this annuity replace or change any existing life insurance or annuity in this or any other company?
___ Yes ___ No

Agent Name __________________________________________   Agent's Signature ____________________________
Agent Number ________________________________________   Agent's Phone Number _________________________
Agent's Address ______________________________________________________________________________________

CHOOSE OPTION:          ___  OPTION A         ___  OPTION B          ___  OPTION C            ___ OPTION D

Broker/Dealer _________________________________________
Telephone _____________________________________________

M. TRANSFER AUTHORIZATION
___ I authorize Lincoln Benefit Life Company ("LBL") to act upon the written or telephone instructions from the person named below to 1) change the allocation of payments and deductions between and among the subaccounts; and 2) transfer amounts among the subaccounts. Neither LBL nor any person authorized by us will be responsible for any claim, loss, liability, or expense in connection with such transfer authorization if LBL, or its employees, acts upon transfer instructions in good faith. LBL may establish procedures to determine the proper identification of the person requesting the transfer.

Name and Relationship of Authorized Person:

Name _______________________________  Relationship _______________________________ SS#___________________________
Signature of Owner ________________________________________________        Date _________________________________

VAA 0100 Page 2